Exhibit 1.5

AMENDMENT NO. 1, DATED AS OF JUNE 15, 2021, TO

SALES AGENCY FINANCING AGREEMENT, DATED AS OF

DECEMBER 6, 2019

This Amendment No. 1 (this “Amendment”) to the Sales Agency Financing Agreement, dated as of December 6, 2019 (the “Agreement”), [between][among] SITE Centers Corp., an Ohio corporation (the “Company”), [and] [                    ] (in its capacity as agent for the Company in connection with the offering and sale of any Issuance Shares, the “Sales Agent” [and, in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares, the “Forward Seller”]) [and [                    ] (in its capacity as counterparty under any Forward Contract, the “Forward Purchaser”)], is dated as of June 15, 2021 (the “Effective Date”). Capitalized terms used herein and not otherwise defined shall have the meanings specified in the Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to the Agreement, the Company has implemented an at-the-market offering program (the “ATM Program”) under which the Company was originally authorized to issue its common shares, $0.10 per share par value (“Common Shares”), with an aggregate Sales Price of up to $250,000,000;

WHEREAS, the Company[,] [and] the Sales Agent[, the Forward Seller and the Forward Purchaser] wish to amend the Agreement with effect on and after the Effective Date;

WHEREAS, this Amendment shall constitute an amendment to the Agreement, which shall remain in full force and effect as amended by this Amendment;

WHEREAS, prior to the Effective Date, the Company conducted the ATM Program pursuant to an automatic shelf registration statement on Form S-3ASR (File No. 333-225621), including a base prospectus dated June 14, 2018, and a prospectus supplement dated December 6, 2019 specifically relating to the Shares;

WHEREAS, the Company has prepared an automatic shelf registration statement (the “2021 Registration Statement”) on Form S-3ASR (File No. 333-257074), including a base prospectus dated June 14, 2021, relating to certain securities, including the Shares, to be issued from time to time by the Company, and a prospectus supplement dated June 15, 2021 (the “2021 Prospectus Supplement”), specifically relating to the Shares; and

WHEREAS, from the Effective Date, the ATM Program is to be conducted pursuant to the 2021 Registration Statement and the 2021 Prospectus Supplement.

The parties hereto have agreed to amend the Agreement, as set forth in this Amendment, subject to the terms and conditions set forth below. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Agreement.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Agreement is hereby amended as provided below:

Section 1. Representation and Warranty. The Company represents and warrants to the Sales Agent[, the Forward Seller and the Forward Purchaser] that this Amendment has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company.

Section 2. Amendment of the Agreement. The Agreement is hereby amended as follows:

a)    On and after the Effective Date, the references in the Agreement to the “Registration Statement” shall refer to the 2021 Registration Statement.

b)    On and after the Effective Date, the references in the Agreement to “Prospectus Supplement” shall refer to the 2021 Prospectus Supplement.

c)    The first sentence of the second paragraph of Section 3.01 is hereby amended to reflect the filing of the 2021 Registration Statement and replaced in its entirety by the following:

The Company has filed with the Commission an automatic shelf registration statement on Form S-3 (No. 333-257074), including the related preliminary prospectus or prospectuses.

d)    The first sentence of the first paragraph of Section 3.03 is hereby amended to reflect the filing of the 2021 Registration Statement and replaced in its entirety by the following:

The Original Registration Statement became effective upon filing under Rule 462(e) under the Securities Act on June 14, 2021, and any post-effective amendment thereto also became effective upon filing under Rule 462(e) under the Securities Act.

e)    This Amendment shall be effective as of the Effective Date.

Section 3. Entire Agreement. The Agreement, as amended by this Amendment, represents the entire agreement between the Company, on the one hand, and the Sales Agent, [the Forward Seller and the Forward Purchaser,] on the other hand, with respect to the subject matter thereof and hereof.

Section 4. Prior Sales. Notwithstanding anything contained herein, this Amendment shall not have any effect on offerings or sales of Shares prior to the Effective Date or on the terms of the Agreement, and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definitions of “Registration Statement” and “Prospectus Supplement,” contained in the Agreement prior to the Effective Date.

Section 5. Governing Law; Jurisdiction. THIS AMENDMENT SHALL BE GOVERNED BY, INTERPRETED UNDER AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF. Any action, suit or proceeding to enforce any provision of, or based on any matter arising out of or in connection with, this Amendment or the transactions contemplated hereby shall be brought in any federal court located in the Southern District of the State of New York or any New York state court located in the Borough of Manhattan, and the Company agrees to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) and each party hereto waives (to the full extent permitted by law) any objection it may have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding has been brought in an inconvenient forum.

Section 6. Counterparts. This Amendment may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed Amendment by one Party to the other may be made by electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 7. Construction. This Amendment shall be construed in connection with and as part of the Agreement, and except as modified and expressly amended by this Amendment, all terms, conditions and covenants contained in the Agreement are hereby ratified and shall be and remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

Very truly yours,

SITE CENTERS CORP.

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Sales Agency Financing Agreement ([    ] [and [    ]])]

CONFIRMED AND ACCEPTED, as of the date first above written:

[                    ]

By:
Name:
Title:

[[                    ]

By:
Name:
Title: ]

[Signature Page to Amendment No. 1 to Sales Agency Financing Agreement ([    ] [and [     ])]